DEVELOPMENT AGREEMENT

     THIS DEVELOPMENT AGREEMENT (this "Agreement"), made as of October ___, 1998, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("Owner") and MERRY LAND PROPERTIES, INC., a Georgia corporation ("Developer").

                         R E C I T A L S:

     A. Owner directly or indirectly owns all or substantially all of the interest in certain entities which holds title to seven (7) separate parcels of land identified by common address in Schedules DA-Recitals A-1 through DA-Recitals A-7, respectively, to the "Merry Land Disclosure Letter" furnished pursuant to, and as defined in, the Merger Agreement (as hereinafter defined). Each such parcel of land is referred to herein individually as a "Property" (collectively, the "Properties").

     B. Owner (or each of the aforesaid entities directly or indirectly owned or substantially owned by Owner) is a party to the Development Agreements (as hereinafter defined), whereby Development Consultants have agreed to construct upon and improve each of the Properties with a multi-family apartment complex with related facilities to be constructed in accordance with the plans and specifications identified on the indices attached as Schedules DA-Recitals B-1 through DA-Recitals B-7, respectively, to the Merry Land Disclosure Letter. Each such project is referred to herein as a "Project" (collectively, the "Projects"). The plans and specifications for each Project as identified on Schedules DA-Recitals B-1 through DA-Recitals B-7, as the same may be modified pursuant to any change orders approved in writing by Owner, are referred to herein as the "Plans and Specifications."

     C. Schedules DA-Recitals C-1 through DA-Recitals C-7 to the Merry Land Disclosure Letter are copies of the budget for the development and initial lease-up (i.e., through the date on which 85% occupancy is anticipated to be first achieved) of each Project (collectively, the "Project Budgets").

     D. Schedules DA-Recitals D-1 through DA-Recitals D-7 to the Merry Land Disclosure Letter are construction schedules for the construction of each Project (collectively, the "Construction Schedules").

     E. Schedules DA-Recitals E-1 through DA-Recitals E-7 to the Merry Land Disclosure Letter identify the construction contracts (the "Construction Contracts") and architect's agreements (the "Architect's Agreements") and development agreements (the "Development Agreements") entered into by and between Owner or Owner's predecessor-in-interest with respect to each Project, and identify the general contractor (the "General Contractor") and the design and supervisory architect (collectively, the "Project Architect") and development consultant (the "Development Consultant") with respect to each Project. In the case of the Property identified as Madison at Spring Oak, Richmond, Virginia (the "Spring Oak Project") on Schedule DA-Recitals A-1 through DA-Recitals A-7 to the Merry Land Disclosure Letter, Owner has not entered into the Construction Contract for the Spring Oak Project, and such term shall be deemed to refer to the applicable Construction Contract that Owner may enter into in the future. In the case of the Spring Oak Project, the term General Contractor shall be deemed to refer to the appropriate entities under the Construction Contract with respect to the Spring Oak Project.

     F. Schedules DA-Recitals F-1 through DA-Recitals F-7 to the Merry Land Disclosure Letter identify the stages of completion of each of the Projects as of the date hereof, including a line item by line item reconciliation of the amount spent through the dates set forth on such Schedules on the construction of each Project, in comparison with the amount budgeted therefor under the applicable Project Budget.

     G. Owner desires to engage Developer to perform certain services and undertake certain obligations to Owner in connection with the development of the Projects;

     H. This Agreement is being entered into pursuant to a certain Agreement and Plan of Merger dated July 8, 1998 by and between Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), and Merry Land & Investment Company, Inc., a Georgia corporation (the "Merger Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and of the sum of Ten Dollars ($10) in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree with each other as follows:

     1.   INCORPORATION   OF   RECITALS.   The   foregoing   Recitals   are
incorporated  herein  by  this  reference   as   though   set  forth  fully
hereinbelow.

     2.   APPOINTMENT OF DEVELOPER.

          (a) Owner hereby appoints Developer as an independent contractor (and not as Owner's agent) to perform the services as hereinafter set forth, and Developer hereby accepts such appointment and agrees to perform certain development services and functions, to undertake certain other obligations and to provide certain assurances, all as set forth herein. Developer shall not have the authority to enter into agreements or execute any documents or instruments in Owner's name or on Owner's behalf (other than leases entered into in accordance with Section 4(t) herein below), and Owner reserves the right, in Owner's sole discretion, to disapprove any advice or recommendation made by Developer in connection with this Agreement.

          (b) Notwithstanding any other provision of this Agreement, (i) Owner hereby appoints Developer as an independent contractor (and not as Owner's agent) to perform the services as hereinafter set forth with respect to the Property commonly known as Wyndham Apartments, Richmond, Virginia (the "Wyndham Property"), which is further identified in Schedule DA Recital A-1 through A-7 to the Merry Land Disclosure Letter, and Developer hereby accepts such appointment and hereby agrees to perform certain developments services and functions, to undertake certain obligations and to provide certain assurances, all as set forth herein,
(ii) the Development Fee (as hereinafter defined) for the Wyndham Property shall be Forty-One Thousand Dollars ($41,000) per month, and (iii) Owner may terminate this Agreement as to the Wyndham Property (or the Property Management Agreement relating thereto) at any time, with or without cause, upon thirty (30) days prior written notice to Developer, upon which termination Owner's obligation to pay, and Developer's right to receive, any unpaid installments of the Development Fee (or any management fee, as applicable) as to the Wyndham Property shall terminate as of the date Owner terminates this Agreement with respect thereto.

          (c) Notwithstanding any other provision of this Agreement, (i) Owner appoints Developer as an independent contractor (and not as Owner's agent) to perform the services as hereinafter set forth with respect to the Prairie Creek II Apartments, Dallas, Texas (the "Prairie Creek II Property") which is further identified in Schedule DA Recital A-1 through A-7 to the Merry Land Disclosure Letter, and Developer hereby accepts such appointment and hereby agrees to perform certain development services and functions, to undertake certain obligations and to provide certain assurances, all as set forth herein, (ii) the Development Fee for the Prairie Creek II Property shall be Sixteen Thousand Two Hundred Fifty Dollars ($16,250) per month, and (iii) Owner may terminate this Agreement as to the Prairie Creek II Property (or the Management Agreement relating thereto) at any time, with or without cause, upon thirty (30) days prior written notice to Developer, upon which termination Owner's obligation to pay, and Developer's right to receive, any unpaid installments of the Development Fee (or any management fee, as applicable) as to the Prairie Creek II Property shall terminate as of the date Owner terminates this Agreement with respect thereto.

     3. TERM OF AGREEMENT. The term of this Agreement commences simultaneously with the execution hereof and shall terminate as provided in Section 9 hereof, subject to the terms, provisions and conditions of this Agreement.

     4. SCOPE OF SERVICES. The services and duties to be performed by Developer shall include all acts reasonably necessary, proper, desirable or appropriate for the Project within the period of time hereinafter set forth, and Developer shall provide written reports to Owner as frequently as Developer deems appropriate, but not less often than monthly, concerning the progress of each Project and the status of the Developer's activities. The services to be performed by Developer with respect to each Project shall include the following:

          (a) the preparation and submission to Owner for its approval of a complete pro forma financial analysis of said Project indicating its projected cash flow based upon all projected development, construction, financing and operating costs and all projected income together with periodic revisions thereof as Owner may direct or as existing circumstances may require in order to reflect a current financial analysis of said Project other than in the case of Projects previously approved by Owner as listed on Schedule DA-4(a) to the Merry Land Disclosure Letter.

          (b) advising Owner, within five (5) days after Developer's discovery thereof, of any departures from the Construction Schedule for said Project and any variances that may exist from time to time between (x) any component of the costs and expenses of developing said Project and the corresponding line item therefor in the Project Budget for said Project and
(y) the aggregate expended from time to time on all line items in the Project Budget and the aggregate budgeted expenditure for such items as contemplated under the Project Budget for said Project.

          (c) Developer shall advise Owner promptly and at any time from time to time if said Project is not "In Balance" (as such term is hereinafter defined). A given Project shall be deemed to be "In Balance" only if the total of the Available Funds (as hereinafter defined) under the applicable category of the Project Budget shall in the reasonable judgment of Developer equal or exceed the aggregate of: (i) the amount to be paid as retainage to persons who have supplied labor, materials or services in connection with said Project; and (ii) the amount necessary to pay for all unpaid costs incurred or to be incurred in the completion of the development, construction, leasing and equipping of said Project, including the cost of purchase and installation of all fixtures and equipment and the cost of supplying all labor, material or other services to said Project. As used herein, the term "Available Funds" shall mean all amounts not yet expended by or on behalf of Owner in connection with the applicable category of the Project Budget for said Project.

          (d) making recommendations to Owner in connection with Owner's selection of engineers, architects, contractors and other consultants and assisting in negotiation of contracts therewith.

          (e) advising and consulting with Owner with respect to and, subject to Owner's prior written approval, arranging for the preparation and revision (if necessary) of the schematics, design development drawings, preliminary and final plans and specifications and contract documents for said Project, including the design of the interior and exterior of all buildings, sidewalks and curbings, together with the design of all driveways, entrances, exits and parking areas including paving, curbing, lighting, guard rails, signs, signals and directories and the design of all utility systems and design studies of various mechanical methods and sources of energy, including facilities providing electricity, water, gas, telephone, heat, air conditioning, sanitary sewer and storm drainage and the grading and landscaping plan of said Project.

          (f) supervising the performance of the Construction Contract and the Architect Contract by the General Contractor and the Project Architect and Development Consultant, and any other contracts for construction, architectural, engineering and planning services relating to said Project including, without limitation, the supervision and processing of change requests and change orders (together with Developer's recommendations as to whether such requested changes should be approved). Owner shall approve or disapprove any change orders or change requests required to be submitted to Owner by Developer hereunder in accordance with the Development Agreements after receipt thereof and, if disapproved, shall notify Developer in reasonable detail as to the reason for disapproving the same.

          (g) inspecting the actual construction of said Project to confirm that all work and materials are in accordance with the aforesaid plans and specifications at least once a month.

          (h) with the prior written consent of Owner, procuring and/or making arrangements for the procurement of all required governmental authorizations, permits and licenses, zoning consents, approvals, variances including surety bonds, as may be required for said Project and further including negotiations for the granting and dedication of such rights-of-way, easements, licenses, restrictions or other rights or covenants as may be necessary, appropriate, or required to obtain utility or other services or facilities for said Project, and taking all reasonable action necessary to cause compliance with all applicable laws and regulations, including environmental laws and regulations, the Fair Housing Act and the Americans with Disabilities Act, promulgated by Federal, state and local governments and authorities and attendance at meetings and hearings in connection with all of the foregoing, provided that the foregoing provisions shall not be construed as obligating Developer to expend any of its own funds in connection with the foregoing.

          (i) advising and consulting with Owner with respect to insurance coverage necessary and appropriate during the construction of said Project and thereafter during the operation of said Project.

          (j) maintaining books, records and accounts pertaining to the development of said Project.

          (k) preparing, at the request of Owner, such information as may be necessary to permit Owner to prepare its financial statements and tax returns.

          (l) preparing for Owner's approval, all requests for disbursements made by the General Contractor or the Development Consultant pursuant to the Construction Contract and by the Project Architect pursuant to the Architect's Agreement, and any other construction, architectural, engineering or planning service agreements for said Project including the collection and review of documentation required to be submitted to Owner pursuant to the Construction Contract or the Development Agreement, confirming the accuracy thereof and making recommendations concerning such draw requests.

          (m) conducting meetings when reasonably requested by Owner to be held with representatives of Owner to confer on matters relating to the development of said Project.

          (n) applying with the prior consent of Owner, for such zoning changes and special exceptions as may be necessary for the construction of said Project, provided that the foregoing provisions shall not be construed as obligating Developer to expend any of its own funds in connection with the foregoing.

          (o)  assisting,   to   the  extent  necessary,  in  training  the
management organization for said Project and organizing the opening of each phase of said Project upon the completion of the construction thereof.

          (p) advising and consulting with Owner concerning such other actions as may be reasonably necessary or proper or that may be delegated to Developer to develop said Project.

          (q) causing all contractors to maintain certain insurance against such risks and other hazards and in such amounts and for such periods as Owner shall reasonably require naming Developer and Owner as additional insureds thereunder.

          (r) upon completion of each phase of said Project, and upon final completion of said Project, obtaining or causing the General Contractor or Project Architect to obtain all certificates, licenses, permits and other approvals as are necessary for said phase of said Project to comply with pertinent rules, regulations, ordinances, statutes and laws including without limitation the Americans with Disabilities Act and the Fair Housing Act, provided that the foregoing provisions shall not be construed as obligating Developer to expend any of its own funds in connection with the foregoing.

          (s) obtaining from the General Contractor such documents and information as may be required by the Construction Contract or the Development Agreement or as may be requested from time to time by Owner with respect thereto.

          (t) prior to the execution and delivery of the Property Management Agreement for each Project or, as the case may be each phase of a Project, performing all promotional and management activities required to obtain, at the projected time of completion of each phase of each Project, the maximum number of bona fide rent paying tenants in said Project or phase of a Project. Developer shall use it best efforts, prior to the completion of each Project or phase, to lease vacant space in that Project, and in connection therewith, Developer shall advertise the Projects, or portions thereof, prepare and secure advertising signs, circular matter and other forms of advertising. Developer is hereby authorized to execute and deliver leases on behalf of Owner, all in accordance with rental schedules, rates and lease forms previously approved in writing by Owner. Developer is authorized to employ the services of real estate brokers or apartment locators in accordance with a budget from time to time approved in writing by Owner. No fees or commissions shall be payable to personnel of Developer in connection with said leasing activities except in accordance with the express consent of Owner (in a budget therefor approved by Owner or otherwise in writing). No other business of Developer shall be transacted at the Project or from offices located thereon and the use of the Project by Developer or its employees shall be limited to the operation, maintenance and leasing of apartments at the Project for the benefit of Owner. Notwithstanding anything to the contrary herein contained, there shall be no corporate leases for more than five percent (5%) of the units in any Project, bulk leases, or leases with a term in excess of eighteen (18) months, at any Project or phase of a Project without Owner's prior written approval, nor shall Developer commence signing any leases for any particular phase of the Project without Owner's approval. Notwithstanding anything to the contrary contained herein, the foregoing provisions shall not be construed as obligating Developer to expend any of its own funds in connection with the foregoing.

     5. DEVELOPER'S ACKNOWLEDGMENTS. Developer acknowledges that Developer is familiar with the Project Budget for each Project, the Construction Contract, the Architect's Contract and the Development Agreement for each Project, and the Plans and Specifications for each Project.

     6.   DEVELOPER'S INSURANCE

          (a) Developer agrees to carry commercial general liability and umbrella insurance coverages in commercially reasonable amounts naming Owner as an additional insured. Furthermore, Developer agrees to carry workman's compensation insurance in compliance with statutory requirements.

          (b) Developer shall indemnify and save harmless Owner from and against any and all liability, liens, claims, demands, damages, expenses, fees (including attorney's fees), costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Developer's willful misconduct or gross negligence in performing its duties under this Agreement.

          (c) Owner shall indemnify and save harmless Developer from and against any and all liabilities, liens, claims, demands, damages, expenses, fees, including attorney fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Owner's willful misconduct or gross negligence in performing its duties as Owner under this Agreement.

     7.   DEVELOPER'S PERSONNEL.

          (a) Compensation of Developer's personnel, and all expenses of such personnel incurred in the performance of Developer's duties hereunder, as well as, all office, overhead, general expenses, travel and entertainment expenses of Developer, shall be borne by Developer out of the Development Fee described below, with all other costs and expenses of the Projects being borne by the Owner, other than costs for which Developer is responsible under Sections 4 and 6.

          (b) Developer acknowledges that, in order to perform the services required of it hereunder, it will at all times during the term of this Agreement at its sole cost and expense employ sufficient personnel (including a project manager, who shall be headquartered at Developer's home office) to enable it to efficiently and effectively perform its obligations pursuant to this Agreement. At Owner's request, Developer shall promptly replace any such personnel whom Owner reasonably believes are not performing their duties under this Agreement diligently and competently

     8.   DEVELOPMENT FEE.

          (a) Owner shall pay to Developer as Developer's full compensation for the services to be rendered and expenses to be incurred hereunder, including all of Developer's general overhead, personnel, office, travel and entertainment expenses (it being the intention of the parties that Developer shall not seek separate reimbursement therefor), an amount (the "Development Fee") for each Project as outlined on Exhibit "B" hereto. The Development Fee will be paid monthly in arrears, the monthly fee for each Project being referred to herein as the "Monthly Fee". The Monthly Fee shall be prorated for any partial months upon the commencement of this Agreement as it relates to each Project. Exhibit "B" hereto sets forth the total Development Fee for each Project, the Monthly Fee and the number of months with respect to which the Monthly Fee is payable. Owner shall have no obligation to pay Developer a fee in excess of the Development Fee for any given Project and Developer shall not be obligated to perform any services under this Agreement beyond the period for which the Monthly Fees are scheduled to be paid as set forth on Exhibit "B" hereto; provided, however, that Developer shall continue to perform its obligations for any given Project beyond said period, for such additional period as may be designated by Owner, if Owner determines in its sole and absolute discretion that Developer's services are needed for said additional period, provided that Owner shall pay Developer the Monthly Fee for said Project for said additional time period.

          (b) Owner shall have a right of offset against the Development Fee in the amount of any losses, costs, claims or damages suffered or sustained by Owner by reason of Developer's willful failure or refusal to perform its obligations under this Agreement or in the event of Developer's gross negligence in its performance of its obligations under this Agreement.

          (c) Notwithstanding the foregoing provisions of this Section 8, with respect to the Property commonly known as Bridford Lakes II, Greensboro, North Carolina (the "Bridford Lakes II Property"), which is further identified on Schedule DA Recital A-1 through A-7 to the Merry Land Disclosure Letter, the Development Fee with respect to the Bridford Lakes II Property shall only be payable as follows (subject to the provisions of Section 9 hereof): (i) if the Bridford Lakes II Property is developed by Owner, the Development Fee for the Bridford Lakes II Property shall be paid monthly as outlined on Exhibit "B" hereto upon approval of the development project, (ii) if the Bridford Lakes II Property is sold to a third party purchaser, the Development Fee for the Bridford Lakes II Property shall be paid in full to Developer upon (and only upon) the consummation of the closing of such sale, and (iii) in the event neither of the conditions in
(i) or (ii) above have been satisfied on or prior to the date that is three
(3) years after the date hereof, the Development Fee for the Bridford Lakes II Property shall be paid in full to Developer at the expiration of said three (3) year period.

     9. EXPIRATION AND TERMINATION. This Agreement shall expire and terminate six (6) months after the completion of the last of the Projects to be completed; provided that Developer's obligations shall continue until all obligations hereunder have been fully performed and provided further that Owner reserves the right to terminate this Agreement at any time, with or without cause, subject to the following provisions. In the event
(a) Developer willfully fails or refuses to perform its obligations under this Agreement or grossly neglects its obligations under this Agreement;
(b) a bankruptcy petition (or similar insolvency petition) is filed by Developer or filed against Developer and not dismissed within ninety (90) days of filing; or (c) Developer makes an assignment for the benefit of creditors generally; then Owner's obligation to pay, and Developer's right to receive, any unpaid installments of the Development Fee shall terminate as of the date Owner terminates this Agreement. In all other events, and upon termination of this Agreement by Owner, Owner shall pay to Developer the full amount of the Development Fee as stated in Exhibit "B" hereto.

     10. CHANGE IN SCOPE OF PROJECT. Owner shall have the right to change the scope of any Project or costs of completing the Project as represented by the Plans and Specifications or Project Budget for said Project as approved by Owner, provided that the Project Budget for said Project shall be modified to reflect any increase or decrease in the costs of completion occasioned by said change, and that Developer shall not be required to bear any increased costs occasioned by said change. Developer represents that, to the best of Developer's knowledge, the Plans and Specifications for each Project are substantially complete in all respects, containing all detail requisite for the construction and operation of said Project in accordance with the requirements of all governmental authorities.

     11. ASSIGNMENT. This Agreement is subject to transfer or assignment, in any manner or means whatsoever, by Owner to any entity which, directly or indirectly, holds title to a Project and which has assumed Owner's obligations under this Agreement with respect to such Project and with respect to such obligations that arise from and after the date such entity acquires title to such Project. This Agreement shall be not assigned by Developer to any person or entity, without the prior written consent of Owner, which may be granted or denied in Owner's sole discretion, and this Agreement may not be pledged, encumbered or otherwise hypothecated by Developer; provided, however, that Developer may pledge or encumber monies due or to become due hereunder without Owner's consent. Any assignment made by Developer which pursuant to this Section requires Owner's consent shall be void, unless Developer obtains Owner's prior written consent.

     12. NOTICES. Every notice, request, demand, consent, approval or other communication (hereinafter in this Section referred to collectively as "notices" and referred to singly as a "notice") which a party hereto is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be delivered by recognized overnight national courier service (such as Federal Express) or by facsimile (with the original sent by recognized overnight national courier service) addressed to the parties as follows (or to such other address as any party may specify by notice furnished in accordance herewith:

     (i) if to Owner      c/o Equity Residential Properties Trust
                          Two North Riverside Plaza
                          Chicago, Illinois 60606
                          Attn: Bruce C. Strohm


     (ii) if to Developer Merry Land Properties, Inc.
                          624 Ellis Street
                          Augusta, Georgia 30901
                          Attn: Michael N. Thompson and Dorrie Green

Any notice delivered to a party's designated address (a) by recognized overnight national courier service shall be deemed given one (1) business day after deposit with said courier service or (b) by facsimile shall be deemed given at the time of receipt (as evidenced by electronic confirmation of receipt) or on the next business day if the receipt of said facsimile occurs after 5:00 p.m. local time on any given day.

     13.  MANAGEMENT.

          (a) Upon commencement of leasing of each phase of a Project (other than the Wyndham Property or the Prairie Creek II Property), Owner (or the entity which holds title to the subject Project) and Developer shall enter into (or may have previously entered into) a Property Management Agreement for said phase of said Project (other than the Wyndham Property or the Prairie Creek II Property) in the form attached hereto as Exhibit "A", and said Property Management Agreement shall be amended from time to time as subsequent phases are completed to reflect the addition of said phases to the property falling within the scope of the Property Management Agreement. As to the Wyndham Property or the Prairie Creek II Property, Developer agrees that at the request of Owner it shall enter into a Property Management Agreement with respect to such properties substantially in the form of Exhibit "A" attached hereto provided that such Property Management Agreements shall be terminable upon thirty (30) days prior written notice without the payment of any termination fee.

          (b) Unless (a) Developer, as agent under the Property Management Agreement ("Agent"), willfully fails or refuses to perform its obligations under the Property Management Agreement or grossly neglects its obligations under the Property Management Agreement; (b) a bankruptcy petition (or similar insolvency petition) is filed by Agent or filed against Agent and not dismissed within ninety (90) days of filing; (c) Agent makes an assignment for the benefit of creditors generally; or (d) Agent terminates the Property Management Agreement; Agent shall be guaranteed a minimum aggregate management fee of Five Hundred Thousand Dollars ($500,000) in consideration for its agreement to manage the Projects (other than the Wyndham Property or the Prairie Creek Property) notwithstanding any other event (including the failure by Owner to complete the development of a particular Project). Section 3.3(b) of the Property Management Agreement provides a mechanism for Agent to receive a portion of this Five Hundred Thousand Dollars ($500,000) fee in the event of the early termination of a Property Management Agreement. In the event Agent has received aggregate management fees (including any termination fees) under the Property Management Agreements (exclusive of the Property Management Agreement for the Wyndham Property or the Prairie Creek Property) in excess of Five Hundred Thousand Dollars ($500,000) at the time any Property Management Agreement is terminated early, Section 3.3(B) of the Property Management Agreement shall be null and void and Agent shall not be entitled to any additional payments with respect to the termination of the Property Management Agreements; and further, in no event shall Owner be obligated to pay any amount under Section 3.3(B) of any of the Property Management Agreements which, when aggregated with all other fees and termination payments under all of the Property Management Agreements (exclusive of the Property Management Agreement for the Wyndham Property or the Prairie Creek Property) would exceed Five Hundred Thousand Dollars ($500,000) at the time such payment is made. In addition, in the case of the Bridford Lakes II Property and property commonly known as Spring Oak Apartments, Richmond, Virginia (the "Spring Oak Property"), in the event such properties are not developed, the Owner shall pay to Agent the termination fee applicable to such property, as set forth in Section 3.3(B) of the Property Management Agreement, which would have been applicable if the Property Management Agreement had been entered into, upon the earlier to occur of the date of the closing of the sale of such property to a third party or the date which is three (3) years after the date hereof; provided, however, that no such termination fee shall be payable in the event that Agent has received aggregate management fees (including any termination fees) which, when aggregated with all other fees and termination payments under the Property Management Agreements would exceed Five Hundred Thousand Dollars ($500,000) at the time such payment is made.

     14.  MISCELLANEOUS.

          (a) No consent or waiver, express or implied, by any party to this Agreement to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by the other party of its obligations hereunder nor shall any such consent or waiver be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. All rights, privileges and remedies afforded the parties by this Agreement shall be cumulative and not exclusive, and the exercise of any one of such remedies shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein or available at law or equity.

          (b) If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect other provisions of this Agreement or the applications thereof which can be given effect without the invalid provision or application, and to this end the parties hereto agree that the provisions of this Agreement are and shall be severable.

          (c) This Agreement sets forth the entire agreement between the parties, and no amendment or alteration hereof or change hereto shall be binding unless same shall be in writing and signed by both of the parties.

          (d) This Agreement shall be construed by and in accordance with the laws of the State of Illinois, other than those relating to conflicts of laws.

          (e) DEVELOPER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY ILLINOIS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF CHICAGO, AND ANY APPELLATE COURT THEREFROM, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION.

          (f) DEVELOPER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY ILLINOIS STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (g) The use herein of (i) the singular number shall be deemed to mean the plural, (ii) the masculine gender shall be deemed to mean the feminine or neuter, and the neuter to mean the masculine or feminine, whenever the sense of this Agreement so requires; and the words "include" and "including" whenever used herein shall be deemed to be followed by the words "without limitation."

          (h) Nothing contained in this Agreement shall be construed to make the Owner and Developer partners or joint venturers or to render either of said parties liable for the debts or obligations of the other.

          (i) This Agreement has been executed on behalf of Owner by the undersigned in his capacity as a trustee or officer of EQR, which is the sole general partner of Owner, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. Developer shall look solely to the assets of Owner for satisfaction of any liability of Owner with respect to this Agreement and any other agreements to which it is a party. Developer will not seek recourse or commence any action against EQR, any of the assets of EQR, any of the shareholders of EQR, any of the limited partners of Owner or any of the personal assets of said shareholders or said limited partners, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of Owner hereunder.

          (j) To further secure Owner's interest in the Project and the performance of Developer's obligations hereunder, Developer shall during the term of this Agreement maintain insurance against losses suffered as a result of burglary, or for dishonesty, forgery and alteration by
Developer's  employees   ("Insurance").    The  amount  of  such  Insurance
providing coverage for dishonesty, forgery and alteration by Developer's employees shall not be less than $1,000,000.00.

          (k) Developer shall not, in performing its obligations under this Agreement, enter into any agreement, transaction or course of dealing with any affiliates of Developer unless such Agreement, transaction or course of dealing is approved in writing in advance by the Owner.

          (l) Developer shall maintain at its office in Augusta, Georgia in accordance with such reasonable accounting systems and procedures as may be requested by the Owner's independent accountant, accurate and complete books and records in respect of the Project including general ledgers and journals reflecting all costs and expenses incurred with respect to the Projects, all bills received and paid and any and all other disbursements made by Developer with respect to the Projects, including all payments made by Developer on behalf of the Owner. Developer shall retain the originals if available, or photocopies of all material notices requested or other communications or documents received by Developer, on behalf of the Owner, or otherwise with respect to the Projects, from the Architects, the General Contractors, any other creditor of the Owner, the issuer of the Owner's insurance policies, and any governmental, regulatory or supervisory entity. Such records shall be maintained on a current basis and shall be available for periodic examination by representatives of the Owner during normal business hours upon reasonable prior notice. Developer shall maintain such records for a minimum period of three (3) years after the completion of each of the Projects and shall deliver them to the Owner if the Owner so requires.

          (m) Developer shall periodically inspect the Projects in order to be apprised of the then-current status of construction of the Projects. Developer shall promptly inform the Owner of any default or in its reasonable opinion an anticipated default by the Project Architects or the General Contractors under the Architect Contracts or the Construction Contracts or under any other such agreement to which Developer has actual knowledge.

     15. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which, taken together, shall be deemed to constitute but one Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   FOR OWNER:

                                   ERP OPERATING LIMITED PARTNERSHIP, an
                                   Illinois limited partnership



                                   By: EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                       Maryland real estate investment trust,
                                       its general partner

                                       By:
                                       Name:
                                       Title:


                                   FOR DEVELOPER:

                                   MERRY LAND PROPERTIES, INC., a Georgia
                                   corporation

                                   By:
                                   Name:
                                   Title: